SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2000

                          STAMPEDE WORLDWIDE, INC.
            (Exact name of registrant as specified in its charter)

Florida                          333-34283              58-2235301
(State or other jurisdiction    (Commission)         (IRS Employer
of incorporation)               File Number)       Identification No.)

3910 Riga Boulevard, Tampa, Florida                     33619-1344
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (813) 630-2762

Chronicle Communications, Inc.
(Former name or former address, if changed since last report.)

Item 5.  Other Events

By amendment to its Articles of Incorporation filed April 14, 2000, the Company changed its name to Stampede Worldwide, Inc. from Chronicle Communications, Inc. This change was publicly announced on April 20, 2000. Effective at the opening of business on May 2, 2000, the Company's trading symbol on the OTC Bulletin Board changed to STWW from CRNC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stampede Worldwide, Inc.

By:  /s/ John V. Whitman, Jr.
       John V. Whitman, Jr., Chief Executive Officer

Date:  May 11, 2000